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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Sun Community Bancorp Limited
Phoenix, Arizona

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 (Amendment 2) of Sun Community Bancorp Limited of our report dated April 19, 1999 relating to the consolidated financial statements of Sun Community Bancorp Limited which is contained in that Prospectus. We also consent to the references to us under the caption "Experts" in the Prospectus.


                                BDO SEIDMAN LLP

Grand Rapids, Michigan
June 15, 1999